                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant / /
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                    THE BOYDS COLLECTION, LTD.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

              350 South Street, McSherrystown, Pennsylvania 17344

                                                                  April 16, 2001

Dear Fellow Stockholders:

    You are cordially invited to attend the 2001 Annual Meeting of Stockholders of The Boyds Collection, Ltd., ("Boyds" or the "Company"). This meeting will be held at 248 Hunterstown Road, Gettysburg, Pennsylvania on Thursday, May 17, 2001 at 10:00 a.m. Eastern Daylight Time.

    Ten Directors are to be elected at the Annual Meeting. In addition, you will be asked to approve the 2001 Stock Option Plan and ratify the selection of independent accountants, and consider such other matters as may properly be brought before the meeting.

    KKR 1996 Fund L.P. and KKR Partners II, L.P., which together own approximately 59.0% of Boyds Common Stock, have advised Boyds that they intend to vote their shares of Common Stock in favor of each of the matters specified above. Therefore, approval of such matters by the shareholders of Boyds is assured.

    IT IS VERY IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND PERSONALLY. THEREFORE, YOU SHOULD COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.

                                          Yours very truly,

                                          Gary M. Lowenthal
                                          CHAIRMAN OF THE BOARD

                            ------------------------

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 17, 2001

                            ------------------------

To the Stockholders of

    THE BOYDS COLLECTION, LTD.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Boyds Collection, Ltd. ("Boyds") will be held at 248 Hunterstown Road, Gettysburg, Pennsylvania on Thursday, May 17, 2001 at 10:00 a.m. Eastern Daylight Time, to consider the following matters:

    1.  the election of ten Directors;

    2.  the approval of the 2001 Stock Option Plan;

    3. the ratification of the appointment of Deloitte & Touche LLP as independent certified public accountants for the current fiscal year; and

    4. the transaction of such other business as may properly be brought before the meeting.

    Details concerning those matters to come before the meeting are set forth in the accompanying proxy statement for your inspection.

    The Annual Report on form 10-K to Stockholders of Boyds for the fiscal year ended December 31, 2000 is enclosed. We hope you will find it informative.

    Pursuant to the Amended and Restated By-laws of Boyds, the Board of Directors has fixed the close of business on March 9, 2001, as the time for determining shareholders of record entitled to notice of, and to vote at, the Annual Meeting. Each share of Boyds Common Stock, $0.0001 par value, will entitle the holder thereof to one vote on all matters which may properly come before the Annual Meeting.

                                          By Order of the Board of Directors,

                                          Peter H. Frost
                                          CHIEF FINANCIAL OFFICER

Dated: April 16, 2001

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
Meetings and Committees of the Board of Directors...........         1
Security Ownership of Certain Beneficial Owners and
  Management................................................         3
Compliance with Section 16(a) of the Securities Exchange
  Act.......................................................         4
Directors' Compensation.....................................         4
Executive Compensation......................................         4
  Compensation Committee Report.............................         4
  Compensation Committee Interlocks and Insider
    Participation...........................................         5
  Executive Officers........................................         6
  Summary Compensation Table................................         7
  Option Grants in Last Fiscal Year.........................         8
  Aggregated Option Exercises in Last Fiscal Year...........         8
  401(k) Retirement Plan....................................         8
  Employment Contracts with Executive Officers..............         9
Certain Relationships and Related Transactions..............         9
Performance Graph...........................................        10
Proposal One: Election of Directors.........................        11
  Information Concerning Directors and Nominees.............        11
Proposal Two: Approval of The 2001 Stock Option Plan........        13
Proposal Three: Selection of Independent Public
  Accountants...............................................        15
Stockholders List...........................................        15
Stockholder Proposals.......................................        15
Other Matters...............................................        15
Audit Committee Charter.....................................       A-1

                            ------------------------

                                PROXY STATEMENT
                             ---------------------

    This Proxy Statement (first mailed to stockholders on or about April 25, 2001) is furnished to the holders of the Common Stock, par value $0.0001 per share ("Common Stock"), of The Boyds Collection, Ltd. ("Boyds" or the "Company") in connection with the solicitation of proxies (each, a "Proxy") to be used at the Annual Meeting of Stockholders to be held at 10.00 a.m. on May 17, 2001 (the "Annual Meeting"), and any adjournments or postponements thereof. The Proxy may be revoked at any time prior to being voted by written notice to the Secretary of the Company, by submission of a Proxy bearing a later date or by voting in person at the meeting. Each valid and timely Proxy not revoked will be voted at the meeting in accordance with instructions thereon or if no instructions are specified thereon, then the Proxy will be voted as recommended by the Board of Directors. The affirmative vote of a majority of the votes cast is required for the ratification of the selection of independent accountants and the affirmative vote of a plurality of all votes cast at a meeting at which a quorum is present is required to elect a director. The deadline for receipt by the Secretary of Boyds of stockholder proposals for presentation at the Annual Meeting was October 31, 2000. Abstentions and broker non-votes will not be included in vote totals and will have no effect on the outcome of any vote.

    Only holders of record at the close of business on March 9, 2001, of Boyds Common Stock will be entitled to vote at the Annual Meeting. On that date, there were outstanding 59,152,840 shares of Common Stock. Each share of Common Stock is entitled to one vote on each matter to be voted on at the Annual Meeting. Shares representing a majority of the votes entitled to be cast by the outstanding shares of Common Stock must be represented in person or by proxy at the Annual Meeting in order for a quorum to be present.

    As of March 9, 2001, KKR 1996 Fund L.P. and KKR Partners II, L.P. (the "Common Stock Partnerships") owned approximately 59.0% of the Common Stock. The Common Stock Partnerships have advised Boyds that they intend to vote all of their shares of Common Stock in favor of the election of the ten nominated directors, the approval of The 2001 Stock Option Plan and the ratification of the selection of Deloitte & Touche LLP as independent accountants. Such action by the Common Stock Partnerships is sufficient to elect such directors and approve such matters without any action on the part of any other holder of Common Stock. Certain of the nominees for Director of Boyds are affiliated with the general partner of each of the Common Stock Partnerships. See "Executive Compensation--Compensation Committee Interlocks and Insider Participation."

    The Annual Report to Stockholders of Boyds for the fiscal year ended December 31, 2000 is enclosed, but does not constitute a part hereof.

    THE COMPLETE MAILING ADDRESS OF THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY IS 350 SOUTH STREET, MCSHERRYSTOWN, PENNSYLVANIA 17344.

                 MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    COMMITTEES OF THE BOARD

    The Board of Directors of the Company currently has three standing committees: the Audit Committee, the Compensation Committee and the Executive Committee.

    The functions of the Audit Committee include reviewing with the independent accountants the plans and results of the annual audit, approving the audit and non-audit services by such independent accountants, reviewing the scope and results of the Company's internal auditing procedures, reviewing the adequacy of the Company's system of internal accounting controls and reviewing the annual financial statements prepared for release to stockholders and the public. The functions of the Compensation Committee include reviewing the salaries and bonuses of senior management and the review and approval of participation in, and administration of, the 1998, 1999 and 2000 Employee Stock Option Plans for Key Employees of the Company (the "Plans"). The Executive Committee has authority to act for the Board of Directors on most matters during intervals between Board meetings.

    REPORT OF THE AUDIT COMMITTEE

    Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for examining those statements. In connection with the preparation of the December 31, 2000 financial statements, the Audit Committee (1) reviewed and discussed the audited financial statements with management; (2) discussed with the auditors the matters required to be discussed with the Committee under auditing standards generally accepted in the United States of America, including Statement on Auditing Standards No. 61; (3) discussed with the auditors the auditors' independence from management and the Company, including the disclosures required by Independence Standards Board Standard No. 1; and (4) considered the compatibility of non-audit services with the auditors' independence.

    Based upon these reviews and discussions, the Audit Committee has recommended, and the Board of Directors has approved, that the Company's audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Audit Committee also recommended, subject to stockholder approval, the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 2001, and the Board concurred in such recommendation.

    THE AUDIT COMMITTEE

    Timothy Brady, Chairman

    Subject to the passage of Proposal One, Boyds' Audit Committee will consist of three independent members of Boyds' Board of Directors, as required by Sections 303.01 (B) (2) (a) and (3) of the New York Stock Exchange's listing standards, namely Timothy Brady, Chairman, Ann T. Buivid and James F. McCann. The Audit Committee has adopted a written charter, which is appended hereto as Appendix I.

    PRINCIPAL ACCOUNTING FIRM FEES

    The following table sets forth the fees billed to the Company for the fiscal year ended December 31, 2000 by our principal accounting firm, Deloitte & Touche
LLP:

    Audit Fees $206,000

    Financial Information Systems Design and Implementation Fees $0

    All Other Fees* $209,100

    * Includes fees for services rendered other than Audit Fees and Financial Information Systems Design and Implementation Fees.

    MEETINGS OF THE BOARD:

    During the 2000 fiscal year, the Board of Directors met on five occasions. No incumbent Director, other than Henry R. Kravis and George R. Roberts, attended fewer than 75% of the aggregate number of Board meetings and committee meetings on which such Board member served. The Company's Executive Committee, consisting of Henry R. Kravis, Scott M. Stuart, Marc S. Lipschultz and Gary M. Lowenthal, met on five occasions during the 2000 fiscal year. The Company's Audit Committee, consisting of Timothy Brady, met four times during the year. Mr. Brady is an independent director. The Company's Compensation Committee, consisting of Scott M. Stuart and Marc S. Lipschultz, met on three occasions during the year. The Company does not have a Nominating Committee.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 9, 2001 by (i) each director, (ii) the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company during the 2000 fiscal year, (iii) all executive officers and directors as a group and (iv) the Company's principal stockholders. Other than as set forth in the table below, there are no persons known to the Company to beneficially own more than 5% of the Common Stock.

                                                           AMOUNT & NATURE   PERCENTAGE OF
                                                            OF BENEFICIAL       COMMON
NAME AND ADDRESS OF BENEFICIAL OWNER                          OWNERSHIP          STOCK
------------------------------------                       ---------------   -------------
KKR 1996 GP L.L.C........................................      32,987,654(1)     55.8%
  Kohlberg Kravis Roberts & Co. L.P.
  9 West 57th Street
  New York, NY 10019
Strata LLC...............................................       1,888,753(2)      3.2%
  c/o Kohlberg Kravis Roberts & Co. L.P.
  9 West 57th Street
  New York, NY 10019
The GJL L.L.C............................................       4,492,066(3)      7.6%
Lone Pine Capital LLC....................................       3,178,377(4)      6.6%
Gary M. Lowenthal........................................       5,682,463         9.6%
Robert T. Coccoluto......................................         112,302           *
Henry R. Kravis..........................................          67,381           *
George R. Roberts........................................          67,381           *
Scott M. Stuart..........................................          67,381           *
Timothy Brady............................................              --           *
Christine L. Bell........................................         212,250           *
Elizabeth E. Smith.......................................         121,286           *
Jean-Andre Rougeot.......................................         128,750           *
Diane Combes.............................................              --           *
All executive officers and directors as a group (13             6,526,575        11.0%
  persons)...............................................

------------------------------

*   Owns less than 1% of the total outstanding Common Stock.

(1) KKR 1996 GP L.L.C. is the sole general partner of KKR Associates 1996, L.P., which is the sole general partner of KKR 1996 Fund L.P.. KKR 1996 GP L.L.C. beneficially owns 55.8% of the Common Stock. KKR 1996 GP L.L.C. is a limited liability company, the members of which are Messrs. Henry R. Kravis, George
    R. Roberts, Paul E. Raether, Michael W. Michelson, James H. Greene, Jr., Michael T. Tokarz, Edward A. Gilhuly, Perry Golkin, Scott M. Stuart, Robert
    I. MacDonnell, Johannes Huth, Alexander Narab, Neil Richardson and Todd Fisher. Messrs. Kravis, Roberts and Stuart are directors of Boyds. Each of the individuals who is a member of KKR 1996 GP L.L.C. may be deemed to share beneficial ownership of any shares beneficially owned by KKR 1996 GP L.L.C. Each of such individuals disclaims beneficial ownership of such shares.

(2) Strata LLC is the sole general partner of KKR Associates (Strata) L.P., which is a general partner of KKR Partners II, L.P. Strata LLC is a limited liability company, the members of which are Messrs. Henry R. Kravis, George
    R. Roberts, Paul E. Raether, Michael W. Michelson, James H. Greene Jr., Michael T. Tokarz, Edward A. Gilhuly, Perry Golkin, Scott M. Stuart, Robert
    I. MacDonnell, Johannes Huth, Alexander Narab, Neil Richardson and Todd Fisher. Messrs. Kravis, Roberts and Stuart are directors of Boyds. Each of the individuals who is a member of Strata LLC may be deemed to share beneficial ownership of any shares beneficially owned by Strata LLC. Each of such individuals disclaims beneficial ownership of such shares.

(3) Gary Lowenthal is the sole managing member of The GJL L.L.C., the other member of which is Justina Lowenthal.

(4) According to Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2001, Lone Spruce, L.P., Lone Balsam, L.P., Lone Sequoia, L.P. and Lone Pine Capital LLC own 0.3%, 0.5%, 0.4% and 5.4% respectively of the total outstanding Common Stock. Lone Pine Associates LLC is the general partner of Lone Spruce, Lone Balsam and Lone Sequoia. Stephen
    F. Mandel, Jr. is the Managing Member of Lone Pine Associates and Lone Pine Capital.

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. These Reporting Persons are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC.

    Based solely on the Company's review of the copies of forms it has received and written representations from certain Reporting Persons, the Company believes that all of its Reporting Persons complied with all the filing requirements applicable to them with respect to transactions during the 2000 fiscal year.

                            DIRECTORS' COMPENSATION

    Directors of the Company who are not officers or employees of the Company receive stock options as remuneration for serving as directors. All directors are reimbursed for reasonable expenses incurred to attend director and committee meetings.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

    The Compensation Committee of the Company consists of Marc S. Lipschultz and Scott M. Stuart, both of whom are non-employee Directors. The Compensation Committee reviews and approves all compensation arrangements for executive officers and, in that regard, has developed compensation policies for the executives which seek to enhance the profitability of the Company with an appropriate balance between long-term and short-term profitability goals and to assure the ability of the Company to attract and retain executive employees with competitive compensation. Actions by the Committee are reported to the Board and, in appropriate cases, ratified by the Board prior to implementation.

    The compensation program of the Company seeks specifically to motivate the executives of the Company to achieve objectives which benefit the Company within their respective areas of responsibility, with particular emphasis on continued growth in revenues, expense control, operating efficiency, and the ultimate realization of profits for the Company, approximately equal weight being given to each of these criteria in evaluating performance.

    Base salary levels for the Company's executive officers, including the Chief Executive Officer, are set so that the overall cash compensation package for executive officers, including bonus opportunity, compares favorably to companies with which the Company competes for executive talent. In determining salaries, the Compensation Committee also takes into account a number of factors, which primarily include individual experience and performance, the officer's level of responsibility, the cost of living and historical salary levels. The measures of individual performance considered include, to the extent applicable to an individual executive officer, a number of quantitative and qualitative factors such as the Company's historical and recent financial performance, the individual's achievement of particular non-financial goals within his or her responsibility, and other contributions made by the officer to the Company's success. The Compensation Committee has not found it practicable to, and has not attempted to, assign relative weights to the specific factors considered in determining base salary levels, since the specific factors used may vary among officers. As is typical for most companies, payment of base salary amounts generally is not conditioned upon the achievement of any specific, pre-determined performance targets.

    In addition to base salary, each executive, including the Chief Executive Officer, may earn an incentive of a specific, individualized percentage of such executive's base pay. The compensation policies of the Company are general and subjective both as to salary and as to the other components of the compensation program.

    The Company's compensation program also includes benefits typically offered to executives of similar businesses to promote management stability, consisting of a 401(K) retirement plan and severance agreements.

    In addition, the Company periodically grants stock options to executive officers pursuant to the Plans. The Compensation Committee believes that granting stock options on an ongoing basis provides officers with a strong economic interest in maximizing stock price appreciation over the long term. The Company believes that the practice of granting stock options is critical to retaining and recruiting the key talent necessary to ensure the Company's continued success.

    Legislation enacted in 1993 imposes certain limits on the tax deductibility of executive compensation. The Committee's policy is to maximize the tax deductibility of executive compensation to the extent consistent with its responsibility to effectively compensate executives based on performance.

                                          Respectfully submitted,

                                          COMPENSATION COMMITTEE
                                          Marc S. Lipschultz
                                          Scott M. Stuart

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Kohlberg Kravis Roberts & Co. L.P. ("KKR"), which is an affiliate of the Common Stock Partnerships, may receive investment banking fees for services rendered to the Company in connection with certain transactions. KKR renders ongoing management, consulting and financial services to the Company for an annual fee of $375,000 plus expenses. During the 2000 fiscal year, $445,000, including expenses, was paid to KKR. Mr. Stuart is a member of the general partner of KKR and Mr. Lipschultz is an executive of KKR.

    The Common Stock Partnerships hold an aggregate of 34,876,407 shares of Common Stock. The general partners of the Common Stock Partnerships are KKR 1996 GP L.L.C. and Strata LLC, both Delaware limited liability companies (each a "General Partner"), of which Mr. Stuart is one of the members. Mr. Lipschultz is an executive of KKR. Each General Partner has sole voting and investment power with respect to the applicable shares.

    The Common Stock Partnerships have the right, under certain circumstances and subject to certain conditions, to require the Company to register under the Securities Act of 1933, as amended, shares of Common Stock held by them. The Common Stock Partnerships have both demand and "piggyback" registration rights. Under the agreements providing for registration rights, the Company will pay all expenses in connection with any such registration.

EXECUTIVE OFFICERS

    Set forth below is certain information concerning each current executive officer of Boyds.

NAME                                          AGE      POSITIONS HELD DURING PREVIOUS FIVE YEARS
----                                        --------   ------------------------------------------
Jean-Andre Rougeot........................     42      Chief Executive Officer of the Company
                                                       since February 2000. Prior thereto, he was
                                                       the president and chief executive officer
                                                       of the Coty Division of Coty, Inc., from
                                                       1993 through December 1999.

Christine L. Bell.........................     45      Chief Operating Officer and Controller
                                                       since joining the Company in 1992.

Elizabeth E. Smith........................     55      Vice President--Product Development since
                                                       1996. Prior thereto, she was the manager--
                                                       import division and coordinator--product
                                                       development process from 1990 to 1996.

Peter H. Frost............................     54      Chief Financial Officer since
                                                       September 2000. Vice President--Finance
                                                       from April 1999 until August 2000. Prior
                                                       thereto, he was the corporate controller
                                                       at Enesco Corporation from 1992 to 1999.

David Miller..............................     35      Vice President--Marketing since
                                                       April 1999. Prior thereto, he was the
                                                       group publisher of collectibles
                                                       publications at PRIMEDIA from
                                                       January 1996 to 1999.

Daniel P. Mislak..........................     47      Vice President--Sales since
                                                       September 2000. Director of Sales from
                                                       March 2000 until August 2000. Prior
                                                       thereto, he was a trading systems
                                                       consultant to Deutsche Bank Alex Brown
                                                       from 1998 to 2000. Prior thereto, he was
                                                       director of business analysis and
                                                       operations at Black & Decker from 1995 to
                                                       1998.

SUMMARY COMPENSATION TABLE

    The following table summarizes the compensation paid to or accrued by the Company during the 2000 fiscal year and for the previous two fiscal years for Gary M. Lowenthal, the former Chief Executive Officer and current Chairman of the Board of Directors, and the other four most highly compensated executive officers of the Company (the "named executive officers") during 1998, 1999 and 2000.

                                                                                           LONG-TERM
                                                                                          COMPENSATION
                                                                                             AWARDS
                                                                                          ------------
                                                                 ANNUAL COMPENSATION       SECURITIES
                                                     FISCAL    ------------------------    UNDERLYING
NAME/POSITION                                         YEAR      SALARY         BONUS        OPTIONS
-------------                                       --------   --------      ----------   ------------
Gary M. Lowenthal ................................    2000     $220,800      $        0            0
Chairman of the Board and former CEO (1)              1999      220,800               0            0
                                                      1998      220,800         300,000       44,921

Jean-Andre Rougeot ...............................    2000     $470,792(2)   $  375,000      500,000
Chief Executive Officer

Christine L. Bell ................................    2000     $182,046      $   60,000       50,000
Chief Operating Officer and Controller                1999      175,533          16,052            0
                                                      1998      122,229       1,946,500            0

Elizabeth E. Smith ...............................    2000     $145,637      $   50,000       50,000
Vice President--Product Development                   1999      139,738         114,480            0
                                                      1998       81,486       1,026,000            0

Diane Combes(3) ..................................    2000     $515,000      $        0       50,000
Executive Vice President                              1999       96,769(4)       37,490      200,000

------------------------

(1) Jean-Andre Rougeot became the CEO of Boyds on February 1, 2000.

(2) Represents the amount of salary paid to Mr. Rougeot from February 1, 2000, his first date of employment with Boyds.

(3) Ms. Combes resigned on January 5, 2001.

(4) Represents the amount of salary paid to Ms. Combes from September 7, 1999, her first date of employment with Boyds.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information regarding the grant of stock options during the 2000 fiscal year to the named executive officers. Other than those executive officers named below no other executive officers received stock options during the 2000 fiscal year.

                                                                                       POTENTIAL REALIZABLE VALUE AT
                                         INDIVIDUAL GRANTS                                    ASSUMED ANNUAL
                             ------------------------------------------                    RATES OF STOCK PRICE
                             NUMBER OF         % OF TOTAL      EXERCISE                        APPRECIATION
                             SECURITIES      OPTIONS GRANTED    PRICE                       FOR OPTION TERM(3)
                             UNDERLYING       TO EMPLOYEES       ($/      EXPIRATION   -----------------------------
NAME                         OPTIONS(1)          IN 2000        SHARE)       DATE          5%                10%
----                         ----------      ---------------   --------   ----------   -----------       -----------
Christine Bell............     50,000(2)           5.0%         $6.25        2010      $  196,530        $  498,045

Diane Combes..............     50,000(2)           5.0%         $6.25        2010      $  196,530        $  498,045

Peter Frost...............     20,000(2)           2.0%         $6.25        2010      $   78,612        $  199,218

David Miller..............     20,000(2)           2.0%         $6.25        2010      $   78,612        $  199,218

Daniel Mislak.............     10,000(2)           1.0%         $6.88        2010      $   43,268        $  109,649

Daniel Mislak.............     20,000(2)           2.0%         $6.25        2010      $   78,612        $  199,218

Jean-Andre Rougeot........    500,000(2)          50.0%         $7.00        2010      $2,201,131        $5,578,099

Elizabeth Smith...........     50,000(2)           5.0%         $6.25        2010      $  196,530        $  498,045

------------------------

(1) Options are non-qualified stock options and generally terminate 90 days following termination of the executive officer's employment with the Company or the expiration date, whichever occur earlier. The exercise price of each option was determined to be equal to the fair market value per share of the Common Stock on the grant date.

(2) These options become exercisable over a five-year period, 20% on each anniversary of the grant date of the option.

(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercise of stock options will depend on the future performance of the Common Stock, the option holder's continued employment throughout the option period, and the date on which the options are exercised.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR

    No executive officer of the Company exercised options during the 2000 fiscal year.

401(K) RETIREMENT PLAN

    The Company maintains a noncontributory deferred retirement plan pursuant to
Section 401(k) of the Internal Revenue Code of 1986, as amended. All employees are eligible to participate after one year of service and attainment of age 21.

EMPLOYMENT CONTRACTS WITH EXECUTIVE OFFICERS

    The Company and Mr. Rougeot have entered into an employment agreement dated January 28, 2000. The agreement has an initial term of three years, and shall thereafter be automatically extended for successive one-year periods, unless either party gives six months notice prior to any extension under the agreement. Mr. Rougeot, among other things, (i) receives an annual base salary of $500,000 during the term of the agreement (ii) will receive an annual bonus, subject to the attainment of certain performance goals, in an amount not to exceed 200% of his base salary, (iii) purchased 100,000 shares of Common Stock at $7.00 per share, (iv) participates in incentive compensation plans of the Company,
(v) received relocation expenses (vi) will receive 24 months of base salary and continuation of medical, dental and life insurance benefits for 24 months if the Company terminates his employment without cause due to performance and prior to a change of control and (vii) 24 months of base salary, continuation of medical, dental and life insurance benefits for 24 months and the sum of the annual bonus earned in the prior two years if the Company terminates his employment without cause for reasons not based on performance prior to a change of control or without cause after a change of control or if Mr. Rougeot terminates his employment for good reason at any time. Under the agreement, Mr. Rougeot is subject to non-competition and non-solicitation covenants for two years following termination of his employment and a confidentiality covenant at all times.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    KKR, an affiliate of the Common Stock Partnerships, renders ongoing management, consulting and financial services to the Company for an annual fee of $375,000 plus expenses; $445,000, including expenses, was paid to KKR during the 2000 fiscal year. In addition, KKR may in the future receive investment banking fees for services rendered to the Company in connection with certain transactions. KKR received a cash fee in April 1998 of $6.0 million from Boyds for negotiating the recapitalization and arranging the related financing, plus the reimbursement of its associated expenses.

    KKR 1996 Fund GP L.L.C. and Strata L.L.C., at March 9, 2000 beneficially owned in the aggregate approximately 59.0% of Boyds' outstanding shares of Common Stock on a fully diluted basis. Accordingly, affiliates of KKR are able to elect the entire board of directors of Boyds, control the management and policies of Boyds and, in general, determine without the consent of Boyds' other stockholders the outcome of any corporate transaction or other matter submitted to the stockholders for approval, including mergers, consolidations and the sale of all or substantially all of Boyds' assets. Affiliates of KKR are also able to prevent or cause a change in control of Boyds and to amend Boyds' by-laws at any time. The members of each of KKR 1996 GP L.L.C. and Strata L.L.C. are Messrs. Henry R. Kravis, George R. Roberts, Paul E. Raether, Michael W. Michelson, James
H. Greene, Jr., Michael T. Tokarz, Edward A. Gilhuly, Perry Golkin, Scott M. Stuart, Robert I. MacDonnell, Johannes Huth, Alexander Narab, Neil Richardson and Todd Fisher. Messrs. Kravis and Roberts comprise the executive committee of each of KKR 1996 Fund GP L.L.C. and Strata L.L.C. and are founding partners of KKR. Mr. Stuart is a member of the general partner of KKR and Mr. Lipschultz is an executive of KKR. Each of Messrs. Kravis, Roberts, Stuart and Lipschultz is a Director of Boyds.

    On March 5, 1998, Boyds entered into a recapitalization and stock purchase agreement with Bear Acquisition, Inc. ("Bear Acquisition"). Bear Acquisition was a subsidiary of KKR 1996 Fund L.P., a limited partnership formed at the direction of KKR. In connection with the recapitalization, Bear Acquisition entered into a registration rights agreement, dated April 21, 1998 with Boyds. Pursuant to such agreement, Bear Acquisition has the right to require Boyds to register under the Securities Act of 1933 shares of Common Stock held by Bear Acquisition and has certain piggyback registration rights. The registration rights agreement provides, among other things, that Boyds will pay all expenses in connection with the first ten demand registrations requested by Bear Acquisition and in connection with any registration in which Bear Acquisition participates through piggyback registration rights granted under such agreement. Upon the liquidation of Bear Acquisition, rights and obligations of Bear Acquisition under the registration rights agreement with respect to demand registrations were transferred to the Common Stock Partnerships and with respect to piggyback registrations were transferred to all the former stockholders of Bear Acquisition, including the Common Stock Partnerships. The Company registered 6,750,000 shares of Common Stock held by the Common Stock Partnerships in connection with its IPO and reimbursed their expenses in connection with such registration.

    Prior to the recapitalization, all shares of Boyds' common stock were beneficially owned by Gary and Justina Lowenthal, a portion of which were redeemed pursuant to the recapitalization. In connection with the recapitalization, Boyds and Mr. Lowenthal entered into a registration rights agreement granting Mr. Lowenthal piggyback registration rights with respect to shares of Common Stock currently owned by him.

    Advanced Design Group LLC has in the past rendered strategic consulting services to Boyds. Robert T. Coccoluto, who is a director of Boyds, is owner and president of Advanced Design Group LLC. In addition, in connection with the recapitalization, Mr. Coccoluto received $1.7 million in payment for advisory services rendered to Boyds. Boyds does not expect that Advanced Design Group LLC will render any future services to Boyds.

    Boyds believes that the material terms of each of the transactions described above are no more favorable than those that would have been agreed to by third parties on an arm's length basis.

                               PERFORMANCE GRAPH

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                            3/5/99  DEC-99  DEC-00
THE BOYDS COLLECTION, LTD.     100   38.54   51.74
S & P MIDCAP 400               100  125.97  148.02
PEER GROUP                     100  103.64   98.61

    The above graph compares the cumulative total return on $100 invested on March 5, 1999 in the Common Stock of the Company, and on February 28, 1999 in the Standard & Poor's MidCap 400 Index and the Company's selected peer group index. The issuers currently within the peer group index are Action Performance Companies, Inc., American Greetings Corporation, Blyth Industries, Inc., Department 56, Inc., Enesco Group, Inc., Lenox International Inc., Media Arts Group, Inc., Racing Champions Corporation, Russ Berrie & Company, Vermont Teddy Bear Co., Inc., Waterford Wedgewood plc and Yankee Candle Company, Inc. Each of the issuers is weighted in the calculation of the index to recognize its stock market capitalization. The returns of the MidCap 400 Index and the peer group index are calculated assuming reinvestment of dividends.

    The graph specifies data for the preceding trading day nearest to the Company's fiscal year-end.

    The stock price performance shown on the graph above is not necessarily indicative of future price performance. Data points above are provided by Research Data Group, Inc., a licensee of Standard & Poor's.

                                 PROPOSAL ONE:
                             ELECTION OF DIRECTORS

    One of the purposes of the Annual Meeting is the election of ten directors, constituting the entire Board of Directors of Boyds, to hold office until the next Annual Meeting and until their successors are elected and qualified. Seven of the ten nominees for the Board of Directors of Boyds were elected at the previous Annual Meeting. The remaining three nominees are Joseph Y. Bae, an Executive of KKR; Ann T. Buivid, President, U.S. Personal Care and Wellness Division, Remington Products Company, L.L.C.; and James F. McCann, C.E.O., 1-800-FLOWERS.COM. If, for any reason, any of said nominees becomes unavailable for election, the holders of the Proxies may exercise discretion to vote for substitutes proposed by the Board of Directors. Management has no reason to believe that the persons named will be unable to serve if elected or decline to do so.

    The election of each nominated Director requires a plurality of the votes cast at the Annual Meeting. If a Stockholder wishes to withhold authority to vote for any nominee, such Stockholder can do so by following the directions set forth on the enclosed Proxy or on the ballot to be distributed at the Annual Meeting, if such Stockholder wishes to vote in person.

    THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF ALL TEN NOMINATED DIRECTORS SET FORTH BELOW, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

    Set forth below is certain information concerning each nominee for Director of Boyds.

NAME                                          AGE           POSITIONS HELD DURING PREVIOUS FIVE YEARS
----                                        --------        -----------------------------------------
Gary M. Lowenthal.........................     52      Chairman of the Board of Directors; Chief Executive
                                                       Officer of the Company from its founding in 1979
                                                       until February 2000.

Jean-Andre Rougeot........................     42      Chief Executive Officer of the Company since
                                                       February 2000. Prior thereto, he was the president
                                                       and chief executive officer of the Coty Division of
                                                       Coty, Inc., from 1993 through December 1999.

Henry R. Kravis...........................     57      Director of the Company since April 1998. Founding
                                                       Partner, Kohlberg Kravis Roberts & Co. ("KKR").
                                                       Member of the Board of Directors of Accuride
                                                       Corporation, Amphenol Corporation, Borden, Inc.,
                                                       BRW Acquisition, Inc., Evenflow Company, Inc., The
                                                       Gillette Company, IDEX Corporation, KinderCare
                                                       Learning Centers, Inc., KSL Recreation Corporation,
                                                       MedCath Incorporated, Owens-Illinois, Inc.,
                                                       PRIMEDIA, Inc., Regal Cinemas, Inc.,
                                                       Safeway Inc., Sotheby's Holdings Inc., Spalding
                                                       Holdings Corporation, Trinity Acquisition plc,
                                                       which is the parent company of Willis Corroon Group
                                                       Limited, and U.S. Natural Resources.

NAME                                          AGE           POSITIONS HELD DURING PREVIOUS FIVE YEARS
----                                        --------        -----------------------------------------
George R. Roberts.........................     57      Director of the Company since April 1998. Founding
                                                       Partner, KKR. Member of the Board of Directors of
                                                       Accuride Corporation, Amphenol Corporation,
                                                       Borden, Inc., BRW Acquisition, Inc., Evenflo
                                                       Company, Inc., IDEX Corporation, KinderCare
                                                       Learning Centers, Inc., KSL Recreation Corporation,
                                                       Owens-Illinois, Inc., PRIMEDIA, Inc.,
                                                       Safeway Inc., Spalding Holdings Corporation,
                                                       Trinity Acquisition plc, which is the parent
                                                       company of Willis Corroon Group Limited, and U.S.
                                                       Natural Resources, Inc.

Scott M. Stuart...........................     41      Director of the Company since April 1998. General
                                                       Partner, KKR. Member of the Board of Directors of
                                                       Borden, Inc., KSL Recreation Corporation, and AEP
                                                       Industries Inc.

Marc S. Lipschultz........................     32      Director of the Company since April 1998. Executive
                                                       of KKR since 1995. Prior thereto, he was an
                                                       investment banker at Goldman, Sachs & Co. Member of
                                                       the Board of Directors of Amphenol Corporation.

Timothy Brady.............................     32      Director of the Company since January 1999.
                                                       Executive Producer and senior vice president of
                                                       network services at Yahoo! since April 1995. Prior
                                                       thereto, he was a product marketing manager at
                                                       Motorola, Inc., Tokyo.

Joseph Y. Bae.............................     29      Executive of KKR since September 1996. Prior
                                                       thereto worked at Goldman Sachs & Co. from 1994 to
                                                       1996. Member of the Board of Directors of Shoppers
                                                       Drug Mart Limited and Regal Cinemas Inc.

Ann T. Buivid.............................     48      President, Personal Care Division, Remington
                                                       Products Company, L.L.C. since January 2000,
                                                       previously vice president, Worldwide Marketing and
                                                       New Business Development since 1998. Prior thereto,
                                                       she was, vice president North American Marketing
                                                       and New Business Development, Black & Decker

James F. McCann...........................     49      Chief executive officer, 1-800-FLOWERS.COM since
                                                       1986. Member of the Board of Directors of Gateway
                                                       2000, Hofstra University, OfficeMax, The National
                                                       Retail Federation, Very Special Arts and
                                                       Winthrop-University Hospital.

Messrs. Kravis and Roberts are first cousins.

                                 PROPOSAL TWO:
                     APPROVAL OF THE 2001 STOCK OPTION PLAN

DESCRIPTION OF THE 2001 OPTION PLAN FOR KEY EMPLOYEES

    The 2001 Option Plan for Key Employees of the Boyds Collection Ltd. (the "Plan") provides for the grant of nonqualified stock options (as the term is discussed below) to purchase common stock of the Company to employees and others having a relationship with the Company or its subsidiaries. The Plan is effective for a ten-year period commencing with the Plan's approval by the Board of Directors, subject to the approval of the shareholders within one year after approval by the Board. A total of 2,000,000 shares of common stock are authorized for issuance under the Plan, and the maximum number of shares of common stock subject to options that may be granted to any participant under the Plan in any fiscal year is 500,000.

    The Compensation Committee of the Board of Directors, and/or a subcommittee thereof comprised solely of two or more directors who are intended to qualify as "non-employee directors" within the meaning of Rule 16-3 under the Securities Exchange Act of 1934 (or any successor rule) and as "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Committee"), will administer the Plan. Any action taken by the above-described subcommittee shall be subject to ratification by the Compensation Committee of the Board of Directors. The Committee shall have the power and authority to administer, construe and interpret the plan, to make rules for carrying out the Plan, and to make changes in such rules.

    The Committee may from time to time make option grants under the Plan to such employees or other persons having a relationship with Company or any of its subsidiaries, in such form and having such terms, conditions and limitations as the Committee may determine. The terms, conditions and limitations of each option grant under the Plan shall be set forth in an option agreement, in a form approved by the Committee.

    At the time of an option grant, the Committee shall determine, and shall include in an option agreement or other Plan rules, the option exercise period, the option price, and such other conditions or restrictions on the grant or exercise of the option as the Committee deems appropriate. However, an option granted under the Plan may not be exercised more than ten years after the date it is granted, and may not have an option exercise price less than 100% of the fair market value of a share of common stock on the date the option is granted.

    In the event of a stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization or merger, reorganization, consolidation, or similar event, the Plan provides for appropriate adjustments to the number of shares available under the Plan or for which options may be granted to a Plan participant in any year, the number of shares covered by option grants, and the exercise prices of outstanding options grants. The Committee shall have absolute discretion to provide that an option previously granted may not be exercised in the event of: (i) a merger or consolidation of the Company into another corporation or other entity, (ii) the exchange of all or substantially all of the assets of the Company for the securities of another corporation or other entity, (iii) the acquisition by another corporation or other entity of 50% or more of the Company's then outstanding shares of voting stock, or (iv) the recapitalization, reclassification, liquidation or dissolution of the Company, in which case, the Committee shall also provide either (A) that prior to the occurrence of any of such transaction, an option shall be exercisable as to all shares under the option, and such option shall terminate and be of no further force and effect upon the occurrence of such transaction, or (B) that even if the option shall remain exercisable after any such transaction, from and after such transaction, the option shall be exercisable only for the kind and amount of securities and/or other property, or the cash equivalent thereof, receivable as a result of such event by the holder of a number of shares of stock for which the option could have been exercised immediately prior to such transaction.

    Participants in the Plan are bound by restrictive covenants that prohibit disclosure of confidential information (as defined in the Plan), competition and solicitation of employees or customers by the participant while employed by the Company and for a one-year period thereafter (subject to extension for an additional year upon notice and a specified payment by the Company).

    The Board of Directors reserves the right to amend, suspend or terminate the 2001 Stock Option Plan. The 2001 Option Plan shall be governed by and construed in accordance with the laws of the State of New York.

FEDERAL INCOME TAX CONSEQUENCES RELATED TO THE PLAN

    The federal income tax consequences of an optionee's participation in the Plan are complex and subject to change. The following is a summary of certain United States federal income tax rules with respect to the Plan and the options granted thereunder. Recipients of stock options under the Plan should consult their own tax advisors concerning the federal, state, local and other tax implications of the Plan and options granted thereunder. Moreover, as the following discussion is limited to United States federal income tax matters, any such individuals who are subject to taxation by other jurisdictions, foreign or domestic, should consult their tax advisors with respect to the applicable tax laws of such other jurisdictions.

NONQUALIFIED STOCK OPTIONS.

    An optionee will not recognize any taxable income at the time he or she is granted nonqualified stock options under the Plan. Upon the exercise of nonqualified stock options, however, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares acquired over the aggregate option exercise price. The income realized by the optionee will be subject to income tax withholding by the Company out of the current earnings paid to the optionee. If such earnings are insufficient to pay the tax, the optionee will be required to make a direct payment to the Company for tax liability.

    The optionee's basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of nonqualified stock options will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such stock options. Upon a disposition of any shares acquired pursuant to the exercise of nonqualified stock options, the difference between the aggregate sale price and the optionee's basis in the shares will be treated as a capital gain or loss and will be characterized as long-term capital gain or loss if the shares have been held for more than one year at the date of their disposition.

    In general, there will be no federal tax consequences to the Company upon the grant or termination of nonqualified stock options or a sale or disposition of the shares acquired upon the exercise of nonqualified stock options. Upon the exercise of nonqualified stock options, however, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

                                PROPOSAL THREE:
                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    At the Annual Meeting, Stockholders will be asked to ratify the selection of Deloitte & Touche LLP as independent certified public accountants of the Company for the current fiscal year. The ratification of Deloitte & Touche LLP requires the approval of the majority of votes cast at the Annual Meeting.

    Deloitte & Touche LLP, independent certified public accountants, have audited the financial statements of the Company for the period ended
December 31, 2000. Services provided by Deloitte & Touche LLP included work related to the audit of the financial statements, reviews of unaudited quarterly financial information, preparation of state and federal income tax returns, state tax advice and compliance with S.E.C. financial reporting requirements.

    A representative of Deloitte & Touche LLP is expected to attend this meeting. He will be afforded the opportunity to make a statement, if he desires, and will be available to respond to appropriate questions.

    On April 21, 1998, the Company dismissed Stambaugh Ness, P.C. as its independent accountants. The Company's Audit Committee participated in and approved the decision to change independent accountants.

    The Company engaged Deloitte & Touche LLP as its new independent accountants as of July 6, 1998. During the periods July 6, 1998 through December 31, 1998, January 1, 1999 through December 31, 1999 and January 1, 2000 through
December 31, 2000 the Company has not consulted with Deloitte & Touche LLP on items which (1) were or should have been subject to SAS 50 or (2) concerned the subject matter of a disagreement or reportable event with the former auditor (as described in Regulation SK Item 304(a)(2)).

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY

                               STOCKHOLDERS LIST

    A complete list of the Stockholders entitled to vote at the annual meeting of Stockholders to be held on May 17, 2001, will be available for inspection during normal business hours at the principal offices of the Company for a period of at least 10 days prior to the meeting, upon written request to the Company by a Stockholder, and at all times during the annual meeting at the place of the meeting.

                             STOCKHOLDER PROPOSALS

    In order for proposals by Stockholders to be considered for inclusion in the Proxy and Proxy Statement relating to the 2002 Annual Meeting of Stockholders, such proposals must be received by the Secretary of Boyds at the principal executive offices of Boyds no later than the close of business on October 31, 2001.

                                 OTHER MATTERS

    Management of Boyds does not know of any other matters to be brought before the meeting. If any other matter properly comes before the Annual Meeting, it is intended that the holders of Proxies will act in respect thereof in accordance with their best judgement.

    Proxies may be solicited by personal interview, telephone or mail. Banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward soliciting materials to their principals and to obtain authorization for the execution of Proxies, and, upon request, will be reimbursed for their reasonable out-of-pocket expenses incurred in that process. The Company will bear the cost of the solicitation of proxies which is expected to be nominal.

    WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

                                          By Order of the Board of Directors,
                                          Peter H. Frost
                                          CHIEF FINANCIAL OFFICER

                                   APPENDIX I
                            AUDIT COMMITTEE CHARTER

    The Audit Committee ("the Committee"), of the Board of Directors ("the Board") of The Boyds Collection Ltd. ("the Company"), will have the oversight responsibility, authority and specific duties as described below.

COMPOSITION

    The Committee will be comprised of three or more directors as determined by the Board. The members of the Committee will meet the independence and experience requirements of the New York Stock Exchange (NYSE). The members of the Committee will be elected annually at the organizational meeting of the full Board held in May and will be listed in the annual report to shareholders. One of the members of the Committee will be elected Committee Chair by the Board.

RESPONSIBILITY

    The Committee is a part of the Board. It's primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission (SEC); (ii) the system of internal controls that management has established; and (iii) the external audit process. In addition, the Committee provides an avenue for communication between the independent accountants, financial management and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Board and the Committee. The committee will make regular reports to the Board concerning its activities.

    While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's business conduct guidelines.

AUTHORITY

    Subject to the prior approval of the Board, the Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

MEETINGS

    The Committee is to meet at least four times annually and as many additional times as the Committee deems necessary. Content of the agenda for each meeting should be cleared by the Committee Chair. The Committee is to meet in separate executive sessions with the chief financial officer and the independent accountants at least once each year and at other times when considered appropriate.

ATTENDANCE

    Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chair may request that members of management and representatives of the independent accountants be present at Committee meetings.

SPECIFIC DUTIES

    In carrying our its oversight responsibilities, the Committee will:

1. Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable NYSE Audit Committee Requirements.

2. Review with the Company's management and independent accountants the Company's accounting and financial reporting controls. Obtain annually in writing from the independent accountants their letter as to the adequacy of such controls.

3. Review with the Company's management and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent accountants their judgements about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.

4. Review the scope and general extent of the independent accountants' annual audit. The Committee's review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with management the fee arrangement with the independent accountants.

5. Inquire as to the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

6. Have a predetermined arrangement with the independent accountants that they will advise the Committee through its Chair and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification as required under standards for communication with Audit Committees is to be made prior to the related press release or, if not practicable, prior to filing Forms 10-Q. Also receive a written confirmation provided by the independent accountants at the end of each of the first three quarters of the year that they have nothing to report to the Committee, if that is the case, or the written enumeration of required reporting issues.

7. At the completion of the annual audit, review with management and the independent accountants the following:

    - The annual financial statements and related footnotes and financial information to be included in the Company's annual report to shareholders and on Form 10-K.

    - Results of the audit of the financial statements and the related report thereon and, if applicable a report on changes during the year in accounting principles and their application.

    - Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent accountants during their audit, including access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

    - Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a written communication provided by the independent accountants concerning their judgment about the quality of the Company's accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management's representation concerning audit adjustments.

        If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company's annual report on Form 10-K.

8. After preparation by management and review by the independent accountants, approve the report required under SEC rules to be included in the Company's annual proxy statement. The charter is to be published as an appendix to the proxy statement every three years.

9. Discuss with the independent accountants the quality of the Company's financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent accountants to the Company's needs.

10. Meet with management and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, particularly those characterized as "material' or "serious'. Typically, such recommendations will be presented by the independent accountants in the form of a Letter of Comments and Recommendations to the Committee. The Committee should review responses of management to the Letter of Comments and Recommendations from the independent accountants and receive follow-up reports on action taken concerning the aforementioned recommendations.

11. Recommend to the Board the selection, retention or termination of the Company's independent accountants.

12. Review with management and the independent accountants the methods used to establish and monitor the Company's policies with respect to unethical or illegal activities by Company employees that may have a material impact on the financial statements.

13. Generally as part of the review of the annual financial statements, receive an oral report(s), at least annually, from the Company's general counsel concerning legal and regulatory matters that may have a material impact on the financial statements.

14. As the Committee may deem appropriate, obtain, weigh and consider expert advice as to Audit Committee related rules of the NYSE, Statements on Auditing Standards and other accounting, legal and regulatory provisions.

HARDING & HEAL, INC. PROOF #4 4/16/01 1525 CUST. THE BANK OF NEW YORK FILE NAME 00686 BONDS COLLECTION L/P
ATTN: ALEX PABON
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                                                      THE BOYDS COLLECTION, LTD

                            SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS

                           The undersigned hereby appoints Christine L. Bell and Peter H. Frost (and if the undersigned is a proxy, the substitute proxy), and each of them with power of substitution, the proxies of the undersigned to vote all shares of the Common Stock of Boyds held of record on
                  March 9, 2001 by the undersigned as directed on the reverse side and in their discretion on all other matters which may properly come before the Annual Meeting of Stockholders of The Boyds
                  Collection, Ltd, to be held on May 17, 2001 at 10:00 a.m. at 248 Hunterstown Road, Gettysburg,
                  Pennsylvania, and any adjournments or postponements thereof, WITH ALL THE POWERS THE UNDERSIGNED
                  WOULD HAVE IF PERSONALLY PRESENT.

                           WITHOUT LIMITING THE GENERAL AUTHORIZATION HEREBY GIVEN, THE UNDERSIGNED DIRECTS SAID
                  PROXIES TO VOTE AS SPECIFIED UPON THE ITEMS SHOWN HEREIN WHICH ARE REFERRED TO IN THE NOTICE OF
                  ANNUAL MEETING AND AS SET FORTH IN THE PROXY STATEMENT.

                           THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO
                  DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                                                      (Continued and to be dated and signed on the reverse side.)



                                                      BOYDS COLLECTION LTD
                                                      P. 0. BOX 11417
                                                      NEW YORK, NY 10203-0417




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

HARDING & HEAL, INC. PROOF #4 4/16/01 1525 CUST. THE BANK OF NEW YORK FILE NAME 00686 BOYDS COLLECTION L/P
ATTN: ALEX PABON
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                                                       DETACH PROXY CARD HERE

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                                                                                                                   |
          ------                                                                                                   |
         |      |                                                                                                  |
          ------                                                                                                   |
                                                                                                                   |
                                                                                                                   |
I.   Election of Directors FOR all nominees   |_|       WITHHOLD AUTHORITY to   |_|       FOR ALL EXCEPT   |_|     |
                                                        vote for all nominees             nominee(s) marked        |
                                                                                          in space below           |
                                                                                                                   |
NOMINEES: Gary M. Lowenthal, Jean-Andre Rougeot, Henry R. Kravis, George R. Roberts, Scott M. Stuart, Marc S.      |    PLEASE
Lipschultz, Timothy Brady, Joseph Y. Bae, Ann T. Buivid and James F. McCann.                                       |    DETACH
                                                                                                                   |     HERE
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEES(S), MARK THE "FOR ALL EXCEPT" BOX AND     |
WRITE THE NOMINEE'S(S') NAME(S) FROM THE ABOVE LIST. YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE(S).)      |
                                                                                                                   |      YOU
2.   Approval of the 2001 Stock Option Plan.         3.   Ratification of Deloitte & Touche LLP as                 |
                                                          independent certified public accountants of the          |      MUST
     FOR  |_|    AGAINST  |_|    ABSTAIN  |_|             Company for the current fiscal year.                     |
                                                                                                                   |     DETACH
                                                          FOR  |_|    AGAINST  |_|    ABSTAIN  |_|                 |
                                                                                                                   |       THIS
4.   The nominees appointed will vote your shares                                                                  |
     as they see fit for any other business that                                                                   |     PORTION
     may come before the meeting.                                                                                  |
                                                                                                                   |     OF THE
                           I will attend the                                                                       |
                           Annual Meeting:      YES  |_|   NO  |_|                                                 |      PROXY
                                                                                                                   |
                                                           Please sign exactly as your name appears herein.        |      CARD
                                                           Attorneys-in-fact, executors, administrators,           |
                                                           trustees and guardians should give full title as        |    BEFORE
                                                           such. If a corporation, please sign in full             |
                                                           corporate name by President or other authorized         |    RETURNING
                                                           officer. If a partnership, please sign in               |
                                                           partnership name by authorized name.                    |    IT IN THE
                                                                                                                   |
                                                                                                                   |    ENCLOSED
                                                           Dated:                                    , 2001        |
                                                                 ------------------------------------              |    ENVELOPE
                                                                                                                   |
                                                           ------------------------------------------------        |
                                                                              Signature                            |
                                                                                                                   |
                                                           ------------------------------------------------        |
                                                                              Signature                            |
                                                                                                                   |
                                                                                                                   |
                                                                     Mark here for Address    |_|                  |
                                                                     Change and note at left                       |
                                                                                                                   |
                                                                                                                   |
     (PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED        VOTES MUST BE INDICATED                       |
     POSTAGE PREPAID ENVELOPE.)                                      (X) IN BLACK OR BLUE INK.   |X|               |
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